UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF
            THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)  May 28, 2003


       AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP
    (Exact Name of Registrant as Specified in its Charter)

      __________________State of Minnesota_______________
(State or other Jurisdiction of Incorporation or Organization)




    _______0-29274_______          _____41-1789725_____
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


 _____1300 Wells Fargo Place, St. Paul, Minnesota  55101_____
           (Address of Principal Executive Offices)


         _______________(651) 227-7333_______________
     (Registrant's telephone number, including area code)


  ___________________________________________________________
 (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On May 28, 2003, the Partnership purchased a newly constructed Johnny Carino's restaurant in Farmington, New Mexico from SFG Farmington I Limited Partnership. The total cash purchase price of the land and building was approximately $2,200,000. SFG Farmington I Limited Partnership is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7.   Financial Statements and Exhibits.

          (a)Financial statements of businesses acquired -  Not
             Applicable.  Property was newly constructed.

          (b)On May 28, 2003, the Partnership purchased the property for $2,200,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $2,200,000 and its Current Assets (cash) would have decreased by $2,200,000.

             The Total Income for the Partnership would have increased from $1,660,149 to $1,875,955 for the year ended December 31, 2002 and from $431,442 to $452,433 for the three months ended March 31, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense  would  have  increased   by
             $70,838  and  $17,709 for the year ended  December
             31, 2002 and the three months ended March 31, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $2,469,538 to $2,614,506 and from $248,741 to
             $252,023, which would have resulted in Net Income of $111.66 and $10.84 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the three months ended March 31, 2002, respectively.

          (c)Exhibits

                            Exhibit  10.1 - Net Lease Agreement
                            dated October 31, 2002 between  the
                            Partnership  and SFG  Farmington  I
                            Limited  Partnership  relating   to
                            the  property  at  3500  East  Main
                            Street,   Farmington,  New   Mexico
                            (incorporated   by   reference   to
                            Exhibit  10.2 of Form 10-QSB  filed
                            November 1, 2002).

                            Exhibit  10.2 - First Amendment  to
                            Net  Lease Agreement dated May  28,
                            2003  between  the Partnership  and
                            SFG     Farmington    I     Limited
                            Partnership   relating    to    the
                            property at 3500 East Main  Street,
                            Farmington, New Mexico.


                          SIGNATURES

      Pursuant  to the requirements of the Securities  Exchange
Act  of 1934, the registrant has duly caused this report to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                              AEI INCOME & GROWTH FUND XXI
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XXI, Inc.
                                 Its:  Managing General Partner


Date:  June 2, 2003
			      /s/ Patrick W. Keene
	                      By: Patrick W. Keene
                                 Its:  Chief Financial Officer